Exhibit 10.14


                                   ASSUMPTION


         WINDSTAR RESEARCH AND ENGINEERING, LTD. ("Windstar"), for good and valuable consideration from Cyntech Technologies, Inc., the receipt and adequacy of which are hereby acknowledged, does hereby assume the obligations of Cyntech Technologies, Inc., for the full and timely payment of all amounts set forth below:

       Creditor                 Source of Obligation             Amount

       R. Frank Meyer           Consulting Liability            $  322,664
       R. Frank Meyer           Long Term Debt                     598,991
       Laska & Associates       Consulting Liability               196,373
       Laska & Associates       Long Term Debt                     556,436
       Charles Tovey            Consulting Liability               104,306
                                                                   -------

                              Total:                            $1,778,770


         Windstar, its successors and assigns, agrees to and shall indemnify Cyntech Technologies, Inc. against any and all payments, actions, claims, and demands whatsoever, including the legal and other costs of investigating or defending the same, arising out of or by reason of any act or omission of Windstar with respect to the obligations hereby assumed by it. Cyntech Technologies, Inc. shall notify Windstar of any such liability, asserted liability or claim thereto with reasonable promptness, and Windstar or its legal representatives shall have, at its election, the right to compromise or defend any such matter involving asserted liability of Windstar through counsel of its own choosing, at Windstar's expense. Such notice and opportunity to compromise or defend, if applicable, shall be a condition precedent to any liability of Windstar under this indemnity. In the event that Windstar undertakes to compromise or defend any such liability, it shall notify Cyntech Technologies, Inc., in writing, promptly of Windstar's intention to do so, and Cyntech Technologies, Inc. agrees to cooperate with Windstar and its counsel in order to effectuate such compromise or defense against such liability.

         IN WITNESS WHEREOF, the foregoing Assumption has been executed to be effective as of July 31, 2001.

                                         WINDSTAR RESEARCH AND ENGINEERING, LTD.


                                         By /s/ J.W. Feighner, Jr.
                                         ---------------------------------------
                                         J.W. Feighner, Jr.
                                         Managing Director - North America


         SUBSCRIBED AND SWORN to, before me, on the 20 day of November, 2001.



                                         /s/ Susan Pierson
                                         ---------------------------------------
                                         NOTARY PUBLIC
[notary seal]